EXHIBIT (n)(1)


(Rothstein Kass Logo)


                                                 Rothstein, Kass & Company, P.C.
                                                              4 Becker Farm Road
                                                              Roseland, NJ 07068
                                                                tel 973.994.6666
                                                                fax 973.994.0337
                                                                    www.rkco.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-effective Amendment No. 1 to Registration Statement No. 333-159687 of Old Mutual Emerging Managers Fund, L.L.C. on Form N-2 of our reports for Old Mutual Emerging Managers Fund, L.L.C. and Old Mutual Emerging Managers Master Fund, L.L.C. both dated May 27, 2010, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus.






Rothstein, Kass & Company, P.C.
Roseland, New Jersey
June 15, 2010